UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2007

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(c) On April 11, 2007, Limited Brands, Inc. (the “Company”) announced the appointment of Mr. Stuart Burgdoerfer, previously Executive Vice President, Finance, as the Company’s Executive Vice President and Chief Financial Officer effective April 9, 2007. The press release dated April 11, 2007, announcing Mr. Burgdoerfer’s appointment, is attached hereto as Exhibit 10.1. Pursuant to an employment agreement effective April 9, 2007 between the Company and Mr. Burgdoefer, a copy of which is attached as Exhibit 10.2 to this current report, the Company and Mr. Burgdoerfer agreed to the following material terms and conditions:

•	The initial term of Mr. Burgdoerfer’s employment agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary.

•
Mr. Burgdoerfer’s employment agreement provides for an initial base salary of $650,000. Mr. Burgdoerfer will also be entitled to participate in the Company’s employee benefit plans on the same basis and terms as applicable to the Company’s other senior executives. Mr. Burgdoerfer will have an annual cash bonus target opportunity of 80% of his base salary. The Company will use its best efforts to cause the grant to Mr. Burgdoerfer of (i) options to purchase an aggregate of 12,500 shares of Company common stock, (ii) 8,750 shares of restricted stock which will vest on the third anniversary of the grant date, subject to continued employment, and (iii) 3,750 performance-based restricted shares which will vest on attainment of specified performance goals.

•
Mr. Burgdoerfer’s employment agreement also provides that, if the Company terminates his employment without cause or fails to extend the term of his agreement, or if he terminates his employment for good reason, he will continue to receive his base salary for one year after the termination date; provided that if Mr. Burgdoerfer agrees to execute a general release of the Company, he will also be entitled to receive an additional year of salary continuation as well as the incentive compensation that he would have otherwise received had he been employed by the Company during the one-year period beginning on his employment termination date and continued medical and dental benefits for up to 18 months.

•
In the event that in connection with a change in control of the Company his employment is terminated either by the Company without cause or by him for good reason, Mr. Burgdoerfer would be entitled to a lump severance benefit equal to two times his base salary and an amount equal to the sum of his four semi-annual bonus payouts he received under the Company’s incentive compensation performance plan, together with a pro rata amount for the incentive compensation period in which his employment terminated, based on the average of such four semi-annual bonus payouts and continued medical and dental benefits for up to 18 months.

•	In the event any “parachute” excise tax is imposed on Mr. Burgdoerfer, he will be entitled to tax reimbursement payments.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Limited Brands, Inc. Press Release dated April 11, 2007.
10.2	Employment Agreement effective as of April 9, 2007 between Limited Brands, Inc. and Stuart Burgdoerfer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITED BRANDS, INC.

By:	/s/ Douglas L. Williams
Name: Douglas L. Williams
Date: April 11, 2007	Title: Senior Vice President and General Counsel

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